UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☑	Soliciting Material Pursuant to §240.14a-12

TRUSTREET PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trustreet Properties, Inc. filed the following Form 8-K/A on November 8, 2006 to amend Item 9.01 and Exhibit 2.1 on its Form 8-K originally filed on November 3, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

Trustreet Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 540-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On November 3, 2006, Trustreet Properties, Inc., a Maryland corporation (the “Company”), filed a Form 8-K (the “8-K”) for the purpose of reporting, under Item 1.01, the entry on October 30, 2006, into a definitive Agreement and Plan of Merger (the “Merger Agreement”), and pursuant to Item 9.01, the Company included a copy of the Merger Agreement as Exhibit 2.1 to the 8-K.

This Form 8-K/A is being filed to amend the 8-K to include a conformed signature page that was inadvertently omitted from the copy of the Merger Agreement previously filed. In accordance with the applicable rules of the Securities and Exchange Commission (the “SEC”), the Company is refiling Item 9.01 and Exhibit 2.1 in their entirety.

Cautionary Statements

In connection with the Mergers (as defined in the 8-K), the Company will file with the SEC a proxy statement on Schedule 14A and other documents concerning the Mergers as soon as practicable. The final proxy statement will be mailed to the holders of the Company’s common stock. Before making any voting or investment decision, holders of common stock are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the Mergers. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at the Company’s web site, http://www.trustreet.com, or by contacting us at Trustreet Properties, Inc., telephone (877) 667-4769.

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the common stockholders of the Company in connection with the Mergers. Information about the executive officers and directors of the Company and the number of shares of the Company’s common stock beneficially owned by such persons is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2006, and will be set forth in the proxy statement relating to the proposed Mergers when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among the Company, CNL APF Partners, LP and GE Capital Corporation dated as of October 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2006	TRUSTREET PROPERTIES, INC.

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among the Company, CNL APF Partners, LP and GE Capital Corporation dated as of October 30, 2006.